EXHIBIT 10.8

ASSIGNMENT AND ASSUMPTION AGREEMENT

AND CONSENT

This Assignment and Assumption Agreement and Consent (the “Assignment”) is entered into as of the 29th day of October, 2007, (the “Effective Date”), by and among T2 CONSULTING, LLC, a Delaware limited liability company (“Assignor”) TOMMY G. THOMPSON, a Wisconsin resident (“Assignee”) and CAREVIEW COMMUNICATIONS, Inc., a Texas corporation (the “Consenting Party”).

RECITALS

WHEREAS, CareView Communications, L.L.C., a Texas limited liability company, entered into the Subscription and Investor Rights Agreement with Assignor as set forth on Exhibit A attached hereto (the “Agreement”).

WHEREAS, CareView Communications, L.L.C. assigned the Agreement to the Consenting Party.

WHEREAS, Assignor desires to assign all rights, benefits, title and interest to the Article IV Payments (as defined pursuant to the Agreement), earned and unpaid as of the Effective Date, to Assignee, Assignee is willing to assume all rights, benefits, title and interest to the Article IV Payments, earned and unpaid as of the Effective Date, of Assignor, and Consenting Party is willing to consent thereto on the terms and conditions of this Assignment.

WHEREAS, in consideration of (i) Assignee’s past service to (a) Assignor and (b) the Consenting Party, and (ii) Assignee’s willingness to continue to perform services for at least the next two (2) months to (a) Assignor and (b) Consenting Party, and for good and valuable consideration, Assignor and the Consent Party are willing to enter into this Assignment.

NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

AGREEMENT

1. Assignor hereby assigns and transfers to Assignee, all of Assignor’s rights, benefits, title and interest to the Article IV Payments, earned and unpaid as of the Effective Date.

2. Assignee hereby accepts the foregoing assignment of the Article IV Payments, earned and unpaid as of the Effective Date, and assumes all rights, benefits, title and interest of Assignor with respect to the Article IV Payments, earned and unpaid as of the Effective Date.

3. Consenting Party hereby consents to the foregoing assignment and assumption of the earned and unpaid Article IV Payments pursuant to the terms and conditions contained herein and waives any rights which Consenting Party might otherwise have by virtue of such assignment and assumption. Consenting Party’s consent shall in no way be construed as the consent of Consenting Party to any subsequent assignment of any Agreement by Assignee.

4. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, and shall be construed in accordance with the laws of the State of Delaware.

5. This Assignment may be executed in any number of counterparts, each of which will be considered an original, and all of which together shall constitute one agreement, provided that all such counterparts, when taken together, shall contain the signatures of all parties to this Assignment. The parties agree that telefacsimile transmissions of this Assignment and signatures thereon shall be valid and binding, provided, however, that upon request of any party, the parties shall promptly exchange signed original counterparts thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Assignment as of the date first written above.

ASSIGNOR:		ASSIGNEE:

T2 CONSULTING, LLC

By:	/s/ Dennis M. Langley	By:	/s/ Tommy G. Thompson
	Dennis M. Langley		Tommy G. Thompson
Its:	Authorized Member

CONSENTING PARTY:

CAREVIEW COMMUNICATIONS, INC.

By:	/s/ John R. Bailey
Its:	Chief Financial Officer